ARTICLES OF INCORPORATION

                                OF

                    MERRY LAND PROPERTIES, INC.


                             ARTICLE I.

     The name of the Corporation is MERRY LAND PROPERTIES, INC.

                            ARTICLE II.

     The initial registered office of the Corporation shall be at: 624 Ellis Street, Augusta, Richmond County, Georgia 30901. The initial registered agent of the Corporation at such address shall be: W. Hale Barrett.

                            ARTICLE III.

     The name and address of the incorporator is: Mark S. Burgreen, 801 Broad Street, Suite 700, Augusta, Georgia 30901.

                            ARTICLE IV.

     The mailing address of the initial principal office of the Corporation is 624 Ellis Street, Augusta, Georgia 30901.

                             ARTICLE V.

     The authorized capital stock of said corporation shall consist of:

     (a) 2,000,000 shares of preferred stock, without par value. The Board of Directors shall have the power to issue the preferred stock in one or more series, to designate the number of shares in each series, and to determine the preferences, limitations and relative rights of the preferred shares and of one or more series of preferred shares, all before the issuance of any shares of that series; and

     (b) 5,000,000 shares of common stock, without par value.


                            ARTICLE VI.

     No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director of the type set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director derived an improper personal benefit.

     The Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Georgia Business Corporation Code now in force, including the advance of expenses to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. No amendment of the Articles of Incorporation or Bylaws of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. For purposes of this Article VI, reference to "the Corporation" shall be defined in Section 14-2-850 O.C.G.A. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall, unless otherwise provided when a director's or officer's term is terminated, continue as to a person who has ceased to be a director or officer, and shall insure to the benefit of the heirs, executors and administrator of such a person.

                            ARTICLE VII.

     Notwithstanding any provision of law to the contrary, the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter, and at least two-thirds of the shares voting shall be required, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

     (a) consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

     (b) merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

     (c) sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

     (d)  the   voluntary   or  involuntary  liquidation,  dissolution   or
winding-up of the Corporation; or

     (e) any other transaction that Section 14-2-1110 of the Georgia Business Corporation Code defines as a "Business Combination."

                           ARTICLE VIII.

     In discharging the duties of their respective positions and in determining the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any action of the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that any such provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

                            ARTICLE IX.

     Any action required by law or by the articles of incorporation or bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation and any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, provided that action by less than unanimous written consent may not be taken with respect to any election of directors as to which shareholders would be entitled to cumulative voting. No such written consent shall be effective unless the consenting shareholder has been furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders, or unless the consent includes an express waiver of the right to receive the material. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days of the taking of such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                             ARTICLE X.

     The Board of Directors of the Corporation shall have authority to acquire by purchase from time to time any shares of its issued and outstanding capital stock.

     The Board of Directors of the Corporation shall have, with respect to any such shares reacquired by the Corporation, the authority in its discretion:

     (i)  to reissue and sell all or any part of such shares,

     (ii) to cancel and retire all or any part of such shares,

     (iii) to retain as treasury stock all or any part of such shares, or

     (iv) to create security interests in such shares that are retained as treasury shares.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.



                              /s/ Mark S. Burgreen
                              MARK S. BURGREEN, Incorporator












                         ARTICLES OF AMENDMENT TO
                       ARTICLES OF INCORPORATION OF
                        MERRY LAND PROPERTIES, INC.
        RE:  SERIES A REDEEMABLE CUMULATIVE PREFERRED STOCK


1.   The name of the corporation is Merry Land Properties, Inc.

2. This Amendment was adopted by the Board of Directors. Pursuant to the provisions of Section 14-2-602 Official Code of Georgia Annotated, no shareholder action was required.

3.   This Amendment was adopted on October 13, 1998.

4.   The text of this Amendment is as follows:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Five of the Articles of
Incorporation, as amended (the "Articles"), the Board of Directors on October 13, 1998, duly divided and classified 5,000 shares of the Preferred Stock of the Corporation, without par value, into a class designated Series A Redeemable Cumulative Preferred Stock (the "Preferred Stock"), and provided for the issuance of such Preferred Stock.

     SECOND: The terms of the Preferred Stock established by the Board of Directors, in addition to those set forth in Article FIVE of the Articles of the Corporation are as follows:

                            ARTICLE V-A

     1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series A Redeemable Cumulative Preferred Stock (the "Preferred Stock") and 5,000 shall be the number of shares of Preferred Stock constituting such series. The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or implied upon the Preferred Stock or the holders thereof are as follows:

     2.   CERTAIN DEFINITIONS.

          Unless the context otherwise requires, the terms defined in this paragraph 2 shall have, for all purpose hereof, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "CHANGE OF CONTROL" shall mean one or more of the following events:

          (a) less than a majority of the members of the Corporation's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

          (b) the stockholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation; or

          (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the capital stock of the Corporation as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner
     (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation representing more than thirty percent (30%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the Board of Directors of the Corporation

          "CLOSING DATE" shall mean October 15, 1998.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK" shall mean the common stock, no par value per share, of the Corporation.

          "DIVIDEND   PERIOD"   shall   have   the  meaning  set  forth  in
     subparagraph (c) of paragraph 3.

          "DIVIDEND RATE" shall mean during each year following the Closing Date the rate set forth in the following schedule opposite such year; provided that upon the occurrence and during the continuance of an Event of Default, the rates set forth in the following schedule shall be increased by $50.00:

             YEAR                                              RATE
First, Second, Third, Fourth and Fifth                        $80.00
             Sixth                                            $82.50
            Seventh                                           $85.00
            Eighth                                            $87.50
             Ninth                                            $90.00
             Tenth                                            $92.50
           Eleventh                                           $97.50
            Twelfth                                           $105.00
          Thirteenth                                          $115.00
          Fourteenth                                          $127.50
   Fifteenth and thereafter                                   $142.50


          "EVENT OF DEFAULT" shall mean (i) the occurrence of an "Event of Default" under the Preferred Stock Agreement, dated as of October 15, 1998, between Merry Land & Investment Company, Inc. and the Corporation; or (ii) the failure to comply with any term, condition or obligation or failure to provide any right under the terms hereof.

          "LIQUIDATION   VALUE"  shall  have  the  meaning  set  forth   in
     subparagraph (d) of paragraph 3 below.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, or government, or any agency or political subdivision thereof.

          "PREFERRED STOCK" shall mean the shares of Series A Redeemable Cumulative Preferred Stock, no par value, of the Corporation.

          "QUARTERLY DIVIDEND DATE" shall have the meaning set forth in subparagraph (c) of paragraph 3 below.

          "RECORD DATE" shall have the meaning  set  forth  in subparagraph
     (c) of paragraph 3 below.

          "REDEMPTION   DATE"   shall   have  the  meaning  set  forth   in
     subparagraph (e) of paragraph 3 below.

          "REDEMPTION  PRICE"  shall  have  the   meaning   set   forth  in
     subparagraph (e) of paragraph 3 below.

          "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect hereof.

     3.   PREFERRED STOCK

          (a)  NUMBER.   The  maximum  number  of shares of Preferred Stock
     shall be five thousand (5,000).

          (b) RELATIVE SENIORITY. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Preferred Stock shall rank senior to the Common Stock and any other class or series of shares of capital stock of the Corporation (collectively, "Junior Shares"). Notwithstanding the foregoing, the Corporation may make distributions or pay dividends in shares of Common Stock or in any other shares of the Corporation ranking junior to the Preferred Stock as to distribution rights and liquidation preference at any time.

          (c) DIVIDENDS. The holders of the then outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of any funds legally available therefor, dividends at the Dividend Rate per share per year, payable in cash in equal amounts quarterly on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning January 15, 1999 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Directors of the Corporation at the time of declaration of the dividend (the "Record Date"), which shall be not fewer than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on the Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

          In the event that sufficient funds for the payment of any such dividend shall not at any time be otherwise legally available, the Corporation shall use its reasonable best efforts to cause such availability to come into existence. Dividends on the Preferred Stock shall be cumulative daily from the Closing Date (whether or not declared and whether or not in any Dividend Period or Dividend Periods there shall be net profits or net assets of the Corporation legally available for the payment of those dividends). Accumulated and unpaid dividends on the Preferred Stock shall bear interest at a per annum rate of equal to the Dividend Rate (expressed as a percent) plus five percent (5%).

          In the event the Corporation fails to pay any dividend on the Preferred Stock on any Quarterly Dividend Date, the Corporation shall not pay any dividends on any other class of stock of the Corporation until such dividend on the Preferred Stock has been paid.

          Except as provided herein, the Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

          (d) LIQUIDATION RIGHTS.

               (i) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $1,000.00 per share of Preferred Stock ("Liquidation Value"), plus any accrued and unpaid dividends thereon.

               (ii) After the payment to the holders of the Preferred Stock of the full preferential amounts provided for in this paragraph 3(d), the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (e)  REDEMPTION.

               (i) OPTIONAL REDEMPTION. On any date after the Closing Date, the Corporation may, at its option, redeem at any time all of the outstanding Preferred Stock or a part of the outstanding Preferred Stock at a price per share (the "Redemption Price"), equal to $1,000.00 per share of Preferred Stock, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"), and any accrued and unpaid interest on such accrued and unpaid dividends. The Redemption Price and all accrued and unpaid dividends, and any accrued and unpaid interest on such accrued and unpaid dividends, shall be paid in cash.

               (ii) PROCEDURES FOR REDEMPTION.

               (A) Notice of any redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the holders of record of the Preferred Stock to be redeemed at their addresses as they appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of shares of Preferred Stock to be redeemed; and (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.

               (B) If notice has been mailed in accordance with subparagraph (3)(e)(ii) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions shall no longer accrue on said shares and said shares shall no longer be deemed to be outstanding and shall not have the status of Preferred Stock and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Preferred Stock without cost to the holder thereof.

               (C) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Preferred Stock shall be irrevocable and the holders shall be entitled to receive the interest or other earnings, if any, earned on any money so deposited in trust, provided that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (D) No Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               (E) Unless a sum sufficient for the payment of the then current dividend due for the then current Dividend Period is set apart, no shares of Preferred Stock shall be redeemed (unless all outstanding shares of Preferred Stock are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock.

               (F) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (G) In case of redemption of less than all of the shares of Preferred Stock at the time outstanding, the shares of Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

               (iii) REQUIRED REDEMPTION. Upon the occurrence of an Event of Default or a Change of Control or on and after the date fifteen (15) years after the Closing Date, whichever comes first, the holder of any shares of Preferred Stock may, at its option, cause the Corporation to redeem at any time all of the Preferred Stock held by such holder at the Redemption Price, payable in cash, together with all accrued and unpaid dividends to and including the Redemption Date, and any accrued and unpaid interest on such accrued and unpaid dividends.

               (iv) PROCEDURES FOR REQUIRED REDEMPTION.

               (A) Notice of any required redemption shall be mailed by the holder of the Preferred Stock requesting redemption, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; and (c) the number of shares of Preferred Stock to be redeemed.

               (B) If notice has been mailed in accordance with subparagraph (3)(e)(iv) above on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Preferred Stock requesting redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, said shares shall no longer be deemed to be outstanding and shall not have the status of Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Preferred Stock so redeemed, such shares of Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Preferred Stock without cost to the holder thereof.

               (C) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Preferred Stock shall be irrevocable and the holders shall be entitled to receive the interest or other earnings, if any, earned on any money so deposited in trust, provided that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (D) No Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. In the event that sufficient funds for the payment of any required redemption are not legally available, the Corporation shall use its reasonable best efforts to cause such availability to come into existence.

               (E) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (v) The Preferred Stock redeemed or repurchased pursuant to the provisions of this subparagraph (e) shall thereupon be retired and may not be reissued as Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Corporation.

          (f) VOTING RIGHTS

               (i) Except for such voting rights as shall be granted to the holders of shares of the Preferred Stock by this subparagraph (f) or by law, voting rights shall be vested exclusively in the Common Stock. Holders of stock of whatever class entitled to vote shall be entitled to one vote for each share of stock held by them.

               (ii) If, on the date used to determine stockholders of record for any annual meeting of stockholders of the Corporation for the election of directors, the dividends on the Preferred Stock remain unpaid for two or more Dividend Periods, which need not be consecutive, or a redemption payment in connection with a required redemption under subparagraph (e)(iii) has not been paid, the holders of the Preferred Stock at the time outstanding, voting separately as a class, shall have the right, exercisable upon the written request of any holder of one or more outstanding shares of Preferred Stock, by majority vote at such meeting, to elect the smallest number of directors which shall constitute a majority of the Board of Directors, but shall not be entitled to vote in the election of any of the remaining directors of the Corporation at such annual meeting; and the holders of Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation, but shall not be entitled to vote in the election of the directors of the Corporation to be elected by holders of Preferred Stock as provided in the foregoing clause. Upon election by holders of Preferred Stock of the directors they are entitled to elect as hereinabove provided, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate whether or not the holders of Common Stock shall then have elected the remaining directors of the Corporation.

               (iii) Whenever the dividends on the Preferred Stock remain unpaid for two or more Dividend Periods, which need not be consecutive, or a redemption payment in connection with a required redemption under subparagraph (e)(iii) has not been paid, the Corporation, upon the written request of any holder of one or more outstanding shares of the Preferred Stock, shall call a special meeting of the holders of the Preferred Stock, such special meeting to be held within ten (10) days after the date on which such request is received by the Corporation, for the purpose of enabling such holders to elect the number of directors specified in subparagraph f(ii) hereof; PROVIDED, HOWEVER, that such special meeting need not be called if an annual meeting of stockholders of the Corporation for the election of directors shall be scheduled to be held within such ten (10) days and written notice of such annual meeting shall have been given to the holders of the Preferred Stock at least ten (10) days prior to the date of such annual meeting; and PROVIDED FURTHER that in lieu of any such special meeting, the election of the directors to be elected thereat may be effected by the written consent of the holders of a majority of the outstanding shares of the Preferred Stock that would be entitled to vote at such special meeting.

               (iv) Any director elected by the holders of shares of the Preferred Stock shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a dividend or required redemption payment shall cease to be in arrears.

               (v) If, prior to the end of the term of any director elected as aforesaid by the holders of shares of the Preferred Stock, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term by vote or written consent of the holders of a majority of the shares of the Preferred Stock at the time outstanding, voting separately as a class.

               (vi) Any director elected by holders of the Preferred Stock may be removed by, and shall not be removed except by, the vote or written consent of the holders of a majority of the outstanding shares of the Preferred Stock at the time outstanding, voting separately as a class.

               (vii) So long as any shares of the Preferred Stock shall remain outstanding, the Corporation will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock, (1) create any class or classes of stock ranking prior to or on a parity with the Preferred Stock either as to dividends or upon liquidation,
          (2) amend, alter or repeal any of the provisions of its Articles of Incorporation or the Corporation's By-Laws in a manner which adversely affects the holders of the Preferred Stock,
          (3) consolidate or merge with or into any other corporation (other than a merger of a subsidiary of the Corporation into the Corporation whereby the Corporation is the surviving corporation), or (4) liquidate, wind up or dissolve itself, or convey, sell, assign, transfer or otherwise dispose of, all or substantially all of its assets.

               (viii) Notwithstanding anything to the contrary contained in this subparagraph (f), no holder of Preferred Stock shall have any voting rights to the extent such rights would (i) cause such holder of Preferred Stock or any entity that owns, directly or indirectly, any interest in such holder of Preferred Stock to be in violation of Section 856(c)(4) of the Code, or (ii) otherwise cause such holder of Preferred Stock or any entity that owns, directly or indirectly, any interest in such holder of Preferred Stock to fail to qualify as a real estate investment trust under
          Section 856(a) of  the Code.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be made under the seal of the Corporation and signed in its name and attested by its duly authorized officers this 13th day of October, 1998.



                         MERRY LAND PROPERTIES, INC.

                              /s/ Dorrie E. Green
                         By: _________________________________
                               Dorrie E. Green
                              As  its   Chief   Financial   Officer,   Vice
                              President,
                              Secretary and Treasurer

                               /s/ John W. Gibson
                         Attest: ________________________________
                              Assistant Secretary

                                   (Corporate Seal)